Exhibit 24

POWER OF ATTORNEY

WITNESSETH, that each of the undersigned directors of FIRST CITIZENS BANCSHARES, INC. (“BancShares”), a Delaware corporation, by his or her execution hereof, hereby constitutes and appoints ALEXANDER G. MACFADYEN, JR. and KENNETH A. BLACK, and each of them, with authority to act jointly or individually, as his or her true and lawful agents and attorneys-in-fact, and in his or her name, place and stead, to execute for him or her BancShares’ 2002 Annual Report on Form 10-K (the “Annual Report”) to be filed by BancShares with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments to such Annual Report, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission. Each of the undersigned hereby grants unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all the acts of each said attorney-in-fact which he or they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John M. Alexander, Jr.	Director	,2003
John M. Alexander, Jr.

/s/ Carmen Holding Ames	Director	,2003
Carmen Holding Ames

/s/ Victor E. Bell III	Director	,2003
Victor E. Bell III

/s/ George H. Broadrick	Director	,2003
George H. Broadrick

/s/ Hubert M. Craig III	Director	,2003
Hubert M. Craig III

/s/ Lewis M. Fetterman	Director	,2003
Lewis M. Fetterman

/s/ Frank B. Holding	Director	,2003
Frank B. Holding

/s/ Frank B. Holding, Jr.	Director	,2003
Frank B. Holding, Jr.

/s/ Lewis R. Holding	Director	,2003
Lewis R. Holding

/s/ Charles B. C. Holt	Director	,2003
Charles B. C. Holt

/s/ James B. Hyler, Jr.	Director	,2003
James B. Hyler, Jr.

/s/ Gale D. Johnson	Director	,2003
Gale D. Johnson, M.D.

/s/ Freeman R. Jones	Director	,2003
Freeman R. Jones

/s/ Lucius S. Jones	Director	,2003
Lucius S. Jones

/s/ Joseph T. Maloney, Jr.	Director	,2003
Joseph T. Maloney, Jr.

/s/ Robert T. Newcomb	Director	,2003
Robert T. Newcomb

/s/ Lewis T. Nunnelee II	Director	,2003
Lewis T. Nunnelee II

/s/ Talbert O. Shaw	Director	,2003
Talbert O. Shaw, Ph.D.

/s/ C. Ronald Scheeler	Director	,2003
C. Ronald Scheeler

/s/ R. C. Soles, Jr.	Director	,2003
R. C. Soles, Jr.

/s/ David L. Ward, Jr.	Director	,2003
David L. Ward, Jr.